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                                                                    Exhibit 10.9

                                  NONNEGOTIABLE
                            12.0 % SUBORDINATED NOTE
                              DUE NOVEMBER 21, 2005


                                November 20, 1998

         FOR VALUE RECEIVED, Packaging Holdings, L.L.C., a limited liability company (the "Company", which term shall include any entity which shall succeed to or assume the obligations of the Company), promises to pay to IPMC, Inc., a Delaware corporation, its successors or permitted assigns (the "Holder") (except as otherwise provided), the principal sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00) plus such additions to such principal amount as may be added thereto pursuant to the terms and conditions hereof, in lawful money of the United States of America and in immediately available funds, on November 21, 2005 (the "Note Maturity Date"), together with interest on the outstanding principal balance payable in like money or securities as provided below, at the rate of twelve percent (12.0%) per annum which interest shall accrue from the date hereof until paid in full. Subject to the terms of Section 3, interest shall be payable semi-annually in arrears on June 30 and December 31 in each year and on the Note Maturity Date (each, an "Interest Payment Date"), commencing on June 30, 1999, until paid in full. Prior to the irrevocable payment in full of all obligations arising under or relating to the Senior Debt (as defined herein) and the termination of all commitments thereunder, all payments of interest due on the outstanding principal amount of this Note as of each Interest Payment Date (which principal amount shall include all conversions of interest into additional principal made prior to each Interest Payment Date), including, without limitation, all overdue interest, if any, shall be converted into additional principal hereunder and shall be recorded by the Holder on the schedule attached hereto and made part of this Note (or on a continuation of such schedule attached hereto) or on the Holder's records as principal balance of this Note as of such Interest Payment Date; provided, however, that,
                                               --------  -------
notwithstanding the foregoing sentence, all payments of interest and principal under this Note during the period referenced in the preceding sentence shall be made in immediately available funds to the extent permitted under the Credit Agreement (as defined herein). After the irrevocable payment in full of all obligations arising under or relating to the Senior Debt and the termination of all commitments thereunder, all payments of interest and principal under this Note shall be made in immediately available funds. Subject to the terms of
Section 3, after maturity of any amount due under this Note (whether by acceleration or otherwise), such overdue amount shall be payable on demand.

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     To the extent permitted by law, overdue interest shall bear interest at the rate of fifteen percent (15.0%) per annum. Interest shall be computed on a 360-day-year, 30-day-month basis. All conversions of interest into additional principal made pursuant to this Note shall constitute payment by the Company of all such interest due as of the date of such conversion and all amounts of interest so converted into additional principal shall constitute principal for all purposes hereunder. Any such recordation of additional principal amount by the Holder on the schedule attached hereto and made a part of this Note (or a continuation of such schedule attached hereto) or on the Holder's records shall constitute prima facie evidence of the accuracy of the information so recorded
           ----- -----
in the absence of manifest error; provided, however, that the failure by the
                                  --------  -------
Holder to make any such recordation shall not limit or otherwise affect any of the obligations of the Company under this Note, or the calculation of principal or interest due hereunder.

     1. This Note is delivered to the initial Holder by the Company in accordance with the terms of the Assets Purchase Agreement, dated as of August 28, 1998, as amended by Amendment No. 1 dated as of October 26, 1998 (as may be further amended or otherwise modified from time to time, the "Assets Purchase Agreement"), by and between IPC, Inc., IPMC, Inc., Packaging Dynamics, L.L.C. and IPMC Acquisition, L.L.C., an indirect, wholly-owned subsidiary of the Company, relating to the acquisition of substantially all of the assets and properties used in IPMC Inc.'s business. Terms defined and used in the Assets Purchase Agreement shall have the same meanings in this Note.

     2. All payments of (a) principal and interest (if payable hereunder in immediately available funds) shall be payable at the Company's option by wire transfer to an account designated in writing by the Holder to the Company, in cash or by the Company's check at the Holder's address indicated in the Assets Purchase Agreement, or at such other place as the Holder may from time to time in writing designate to the Company (by notice given in accordance with the Assets Purchase Agreement) at least ten (10) days before a payment is due and
(b) interest paid by conversion into principal shall be so converted without any action by the Company on the date that such interest payment is due.

     3. The Company and the Holder, by its acceptance of this Note, agree that
(x) the payment of the principal of and interest on this Note and (y) any other payment in respect of this Note, is expressly made and shall be subordinated in right of payment, to the extent and in the manner provided in this Section 3, to the prior payment in full of all obligations arising under or relating to the existing and future

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Senior Debt of the Company, and that these subordination provisions are for the benefit of the holders of Senior Debt.

        This Section 3 shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

            (a) Until all of the obligations arising under or relating to the Senior Debt have irrevocably been paid in full and the commitments thereunder terminated (i) the Company shall not, directly or indirectly, make any payment or other distribution with respect to any obligations arising under or relating to this Note nor shall any property or assets of the Company be applied to the acquisition or retirement of any of the payments due under this Note (except, in any case, for the regularly scheduled payments of interest by the conversions of such amounts of interest into principal); (ii) the Company shall not allow a lien on any of its assets to secure or satisfy any of the payment obligations under this Note; and (iii) the Holder shall not demand or accept from the Company or any other person any payments or other distributions or collateral with respect to any payment obligations under this Note.

            (b) Until the date ninety-one (91) days after the Senior Debt has been paid in full and the commitments thereunder terminated, the Holder will not commence or join with any other creditors of the Company in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against the Company. Until the earlier to occur of (x) the date ninety-one days after the Senior Debt has been paid in full and the commitments thereunder terminated or
(y) November 18, 2006, the Holder will not exercise any remedies hereunder other than the acceleration of the obligations hereunder and the demand for payment hereunder.

            (c) In the event that, notwithstanding the foregoing provisions of this Section 3, any payment or distribution of assets in respect of this Note, including principal of or interest on this Note for cash, property or securities, shall be made by the Company and received by the Holder, at a time when such payment or distribution was prohibited by the provisions of this
Section 3, then, unless such payment or distribution is no longer prohibited by this Section 3, such payment or distribution shall be received and held in trust by the Holder for the benefit of the holders of Senior Debt of the Company, and shall be paid or delivered by the Holder to the holders of Senior Debt of the Company remaining unpaid or their representative or

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representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Debt of the Company may have been issued, ratably according to the aggregate amounts unpaid on account of such Senior Debt held or represented by each, for application to the payment of all Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to all concurrent payments and distributions to or for the holders of such Senior Debt.

                (d) Upon any distribution of assets of the Company or upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, but only until all of the obligations arising under or relating to the Senior Debt has been irrevocably paid in full and the commitments thereunder terminated:

                         (1) the holders of all Senior Debt of the Company shall first be entitled to receive irrevocable payment in full of all obligations arising under or relating to the Senior Debt in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash before the Holder is entitled to receive any payment or distribution on account of the principal of, premium, if any, and any interest on, or other amounts with respect to, this Note (except, in any case, for the payments of interest due hereunder by the conversion of such amounts of interest into principal);

                         (2) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (except, in any case, for the payments of interest due hereunder by the conversion of such amounts of interest into principal), to which the Holder would be entitled except for the provisions of this Section 3, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full on all such Senior Debt remaining unpaid, after giving effect to all concurrent payments and distributions to the holders of such Senior Debt;

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                         (3) the Holder shall not object to any motion supported
          by the Agent with respect to the use of any cash collateral by the Company;

                         (4) the Holder shall not (A) file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of the Company's bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Holder or any other form of affirmative relief of any other kind or nature nor (B) file any objection or other responsive pleading opposing any relief requested by the Agent provided such relief sought does not prejudice the rights of the Holder as expressly limited hereunder;

                         (5) the Agent shall have the right to file proofs of claim in respect of this Note to the extent not filed by the Holder; and

                         (6) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company shall be received by the Holder at a time when such payment or distribution shall be prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Holder to the holders of such Senior Debt remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt in full in cash or otherwise to the extent each of the holders of such Senior Debt accept satisfaction of amounts due by settlement in other than cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.


                (e) The Holder shall not be entitled to be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all obligations arising under or

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relating to the Senior Debt have been irrevocably paid in full and the commitments thereunder terminated, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Debt by or on behalf of the Company, or by or on behalf of the Holder by virtue of this
Section 3, which otherwise would have been made to the Holder shall, as between the Company and the Holder, be deemed to be payment by the Company on account of such Senior Debt, it being understood that the provisions of this Section 3 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of such Senior Debt, on the other hand.

          If any payment or distribution to which the Holder would otherwise have been entitled but for the provisions of this Section 3 shall have been applied, pursuant to the provisions of this Section 3, to the payment of amounts payable under Senior Debt of the Company, then the Holder shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Debt in full in cash or otherwise to the extent each of such holders accepts satisfaction of amounts due by settlement in other than cash.

                (f)   For purposes of this Note:

          "Senior Debt" means all Senior Liabilities; provided, however, that Senior Liabilities (A) in the aggregate in excess of $95 million shall not be deemed to be Senior Debt and (B) with a stated or agreed upon maturity on or after the Note Maturity Date shall not be deemed to be Senior Debt.

          "Senior Liabilities" means all payment obligations arising under or relating to the Credit Agreement, dated as of the date hereof, by and among Packaging Dynamics, L.L.C. (the "Borrower"), the banks party thereto and NationsBank, N.A., as agent (the "Agent"), as amended, modified, restated, increased, replaced, refinanced or otherwise changed from time to time (the "Credit Agreement"), as guaranteed by the Company and the subsidiaries of the Borrower.

     4. The Company covenants that it shall not enter into any line of business other than holding the common interests or equivalent equity interests of the Borrower and the relating financings.

     5. If either (i) the Company shall fail to pay any principal of or interest on this Note when due and payable whether at maturity or prepayment or otherwise, and such amount shall remain unpaid for three (3) business days after the due date thereof; (ii) the Senior Debt (or any portion thereof) shall be declared immediately

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due and payable; (iii) the Company shall default in the due performance or observance of any term or covenant contained within this Note (other than with respect to the payment of principal or interest on this Note referred to in (i) above), and such default shall remain unremedied for a period of thirty (30) business days after written notice thereof is provided to the Company; or (iv) the Company shall admit in writing its inability to pay its debts; or suffer a receiver or custodian (or other person performing a similar function) for it or substantially all of its property to be appointed and, if appointed without its consent, not to be discharged within sixty (60) days; or make a general assignment for the benefit of its creditors, or suffer proceedings under any law relating to bankruptcy, insolvency, reorganization or relief of debtors to be instituted by or against it and if contested by it not to be dismissed or stayed within sixty (60) days; or suffer any judgment, writ of attachment, or execution of any similar process to be issued or levied against a substantial part of its property which is not released, stayed, bonded, or vacated within thirty (30) days after its issue or levy, then, and in every such event (each of which is referred to herein as a "Note Event of Default"), the Holder hereof may declare this Note to be in default and to be due and payable, and it shall, at the Holder's election, thereupon forthwith become due and payable in full, without presentment, demand, protest, or any notice of any kind (other than notice of such election), all of which are hereby expressly waived. Notwithstanding the foregoing, if a Note Event of Default specified in Section 5(iv) shall occur, then all principal (which principal amount shall include all conversions of interest into additional principal), interest and other amounts owing to the Holder hereunder shall immediately become due and payable without the giving of any notice or other action by the Holder, which notice or other action is expressly waived by the Company.

     6. In any case where the date of payment or any prepayment of the principal of or interest on this Note shall be at any place of payment a Sunday, a legal holiday, or a day on which banking institutions are authorized or obliged by law or regulation to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day that is not at such place of payment a Sunday, a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close, with the same force and effect as if made on the date of maturity or the date fixed for payment, and no interest shall accrue for the period after such date; provided
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that in any event the final payment on the Note Maturity Date shall include all unpaid principal and accrued and outstanding interest on this Note in immediately available funds.

     7. The Holder shall not be deemed to have waived or amended any of the Holder's rights hereunder unless such waiver or amendment is in writing and

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signed by the Holder. This Note shall not be amended or otherwise modified except by an instrument in writing executed by the Company and the Holder, provided, however, that any amendment of Section 3 hereof or to any other
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section hereof that would adversely affect the holders of the Senior Debt shall require the written consent of the Required Lenders (as defined in the Credit Agreement). No delay or omission on the part of the Holder in exercising any such right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     8. Subject to the terms of Section 3, the principal sum of this Note may be prepaid by the Company in whole or in part at any time and from time to time without penalty or premium, with interest prorated up to the date of any such prepayment.

     9. This Note shall bear the legend attached hereto, the provisions of which are incorporated herein by reference.

     10. Prior to the payment in full of all Senior Debt, this Note may not be assigned without the prior written consent of the Agent (which consent shall not be unreasonably withheld).

     11. This Note shall be governed by and construed and enforced in accordance with State of Illinois laws which apply to contracts executed and performed solely in Illinois. The Company and the Holder, by its acceptance of this Note, hereby consent to the nonexclusive personal jurisdiction of the U.S. District Court for the Northern District of Illinois, and to the jurisdiction of any other competent court of the State of Illinois located in the County of Cook (collectively the "Illinois Courts"), preserving, however, all rights of removal
                   ---------------
to such federal court under 28 U.S.C.(S) 1441, in connection with all disputes arising out of or in connection with this Note. If the aforementioned courts do not have subject-matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Illinois, preserving, however, all rights of removal to such federal court under 28 U.S.C.(S) 1441. Each of the Company and the Holder shall be deemed to waive the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Note to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the Company and the Holder shall be deemed to agree that each of the other shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Illinois Courts in any other court or jurisdiction. The Company and the Holder shall be deemed to assent to the service of process by registered mail as provided in Section 14.3 of the Assets Purchase Agreement.

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         This Note has been executed by the Company under seal as of the day, month and year first above written.

                                              PACKAGING HOLDINGS, L.L.C.

[SEAL]

Attest: /s/ Richard R. Cote                   By: /s/ G. Douglas Patterson
        ----------------------------              ------------------------

                                     LEGEND
                                     ------

        This Note has not been registered under the Securities Act of 1933 or qualified under any state securities laws. This Note may not be sold, assigned or transferred in the absence of an effective registration statement under such Act and qualification under such laws, or an opinion of counsel satisfactory to the Company that such registration and qualification are not in the circumstances required.

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                     Note Schedule Attached to Nonnegotiable
                  12.0% Subordinated Note Due November 19, 2008
                          of Packaging Holdings, L.L.C.

                    INTEREST PAYMENTS CONVERTED TO PRINCIPAL




                  Amount of              Aggregate
                  Interest               Principal                 Notation
Date              Payment                Balance                   Made By

                                     ALLONGE
                  (Packaging Holdings, L.L.C. Subordinate Note)

         THIS ENDORSEMENT IS TO BE ATTACHED TO AND MADE A PART OF THAT CERTAIN NONNEGOTIABLE 12.0% SUBORDINATED NOTE DUE NOVEMBER 19, 2005 (the "Note") dated November 20, 1998, made by Packaging Holdings, L.L.C., a Delaware limited liability company, to IPMC, Inc., a Delaware corporation, the original payee, in the original principal amount of $12,500,000.00. Such Note is hereby transferred pursuant to the following endorsement, without recourse or warranty, with the same force and effect as if such endorsement were set forth at the end of such
Note:

PAY TO THE ORDER OF:

NationsBank, N.A., as Administrative Agent
NationsBank Corporate Center
Charlotte, NC 28255



IPMC, Inc.


By:    /s/ G. Douglas Patterson
       ---------------------------
Name:  G. Douglas Patterson
Title: Vice President and Secretary


       This Allonge shall be attached to the Note described above and is hereby made a part thereof.